Exhibit 99.4

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

MID-AMERICA APARTMENT’S, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On December 1, 2016, Post Apartment Homes, L.P., a Georgia limited partnership, or Post LP, merged with and into Mid-America Apartments, LP, or MAA LP, with MAA LP continuing as the surviving entity, which is referred to as the partnership merger. The partnership merger was part of the transactions contemplated by the agreement and plan of merger entered into on August 15, 2016 between Mid-America Apartment Communities, Inc., or MAA, the general partner of MAA LP, MAA LP, Post Properties, Inc., or Post Properties, the general partner of Post LP, Post GP Holdings, Inc. and Post LP pursuant to which MAA and Post Properties also combined through a merger of Post Properties with and into MAA, with MAA surviving the merger, which is referred to as the parent merger.

In the partnership merger, each limited partner interest in Post LP designated as a “Partnership Unit” under the limited partnership agreement of Post LP, which we refer to in this filing as Post LP units, issued and outstanding immediately prior to the effectiveness of the partnership merger (other than general partner interests owned by Post Properties) was converted automatically into common units in MAA LP, which we refer to in this filing as MAA LP units, in an amount equal to 1 multiplied by the 0.71 exchange ratio, and each holder of MAA LP units issued in the partnership merger was admitted as a limited partner of MAA LP in accordance with the terms of the MAA LP limited partnership agreement. The value of the consideration paid by MAA LP upon the consummation of the partnership merger was determined based on the opening price of MAA’s common stock on the closing date of the partnership merger of $91.41, which we also estimated to be the fair value of the MAA LP units issued in the partnership merger. The transactions contemplated by the merger agreement, including the partnership merger and the parent merger, closed on December 1, 2016. Following the partnership merger, MAA LP continues to be a majority-owned subsidiary of MAA.

The following unaudited pro forma consolidated financial statements are based on MAA LP’s historical consolidated financial statements and Post LP’s historical consolidated financial statements, the latter of which have been filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A, and have been adjusted in the statements below to give effect to the partnership merger transaction. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2016, and the twelve months ended December 31, 2015, give effect to the partnership merger as if it had occurred on January 1, 2015, the beginning of the earliest period presented. The unaudited pro forma combined balance sheet as of September 30, 2016, gives effect to the partnership merger as if it had occurred on September 30, 2016. The historical consolidated financial statements of Post LP have been adjusted to reflect certain reclassifications in order to conform to MAA LP’s financial statement presentation.

The unaudited pro forma consolidated financial statements were prepared using the acquisition method of accounting with MAA LP considered the acquirer of Post LP. Under the acquisition method of accounting, the purchase price is allocated to the underlying Post LP tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with the excess purchase price, if any, allocated to goodwill.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. The assignment of fair values to Post LP’s assets acquired and liabilities assumed has not been finalized, is subject to change, and could vary materially. Moreover, MAA LP has not identified all adjustments necessary to conform Post LP’s accounting policies to MAA LP’s accounting policies. A final determination of the fair value of Post LP’s assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of Post LP that existed as of the closing date of the partnership merger. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma consolidated financial statements presented below. MAA LP estimated the fair value of Post LP’s assets and liabilities based on discussions with Post LP’s management, preliminary valuation studies, due diligence and information presented in Post LP’s public filings. Until the partnership merger was completed, both companies were limited in their ability to share certain information. Final valuations are in the process of being performed and are not yet available. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or statements of operations. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma consolidated financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are: (1) directly attributable to the partnership merger, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations of MAA LP following the partnership merger. This information is presented for illustrative purposes only and is not indicative of the combined operating results or financial position that would have occurred if such transactions had occurred on the dates and in accordance with the assumptions described below, nor is it indicative of future operating results or financial position.

The unaudited pro forma consolidated financial statements, although helpful in illustrating the financial characteristics of MAA LP following the partnership merger under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the partnership merger and do not attempt to predict or suggest future results. Specifically, the unaudited pro forma combined statements of operations exclude projected operating efficiencies and synergies expected to be achieved as a result of the partnership merger. The projected operating synergies are expected to include approximately $20 million in combined annual cost synergies. The unaudited pro forma consolidated financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the partnership merger as they are currently not known, and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the partnership merger. However, such costs could affect MAA LP following the partnership merger in the period the costs are incurred or recorded. Further, the unaudited pro forma consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of MAA LP following the partnership merger.

The unaudited pro forma consolidated financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma consolidated financial statements;

•	the historical audited consolidated financial statements of MAA LP as of and for the year ended December 31, 2015, included in MAA LP’s Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 26, 2016, and the historical unaudited consolidated financial statements of MAA LP as of and for the nine months ended September 30, 2016, included in MAA LP’s Form 10-Q filed with the SEC on October 28, 2016;

•	the historical audited consolidated financial statements of Post LP as of and for the year ended December 31, 2015, and the historical unaudited consolidated financial statements of Post LP as of and for the nine months ended September 30, 2016, which are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A; and

•	other information relating to MAA LP and Post LP contained in this filing.

MID-AMERICA APARTMENTS, L.P.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2016

(Unaudited)

(Dollars in thousands)

	MAA LP Historical	Post LP Historical (A)	Pro Forma Adjustments			MAA LP Pro Forma
Assets:
Real estate assets:
Land	$943,320	$325,842	$536,907	(B	)	$1,806,069
Buildings and improvements	7,142,278	2,433,854	882,481	(B	)	10,458,613
Furniture, fixtures and equipment	253,586	321,277	(241,856)	(B	)	333,007
Development and capital improvements in progress	51,277	243,334	(12,034)	(B	)	282,577

	8,390,461	3,324,307	1,165,498			12,880,266
Less accumulated depreciation	(1,680,431)	(1,064,874)	1,064,874	(C	)	(1,680,431)

	6,710,030	2,259,433	2,230,372			11,199,835
Undeveloped land	40,514	16,730	1,520	(B	)	58,764
Corporate properties, net	9,257	5,854	(5,629)	(B	)	9,482
Investments in real estate joint ventures	20	3,645	63,213	(D	)	66,878

Real estate assets, net	6,759,821	2,285,662	2,289,476			11,334,959

Cash and cash equivalents	27,817	5,060	—			32,877
Restricted cash	31,037	4,039	—			35,076
Deferred financing costs, net	4,260	1,786	(1,786)	(E	)	4,260
Other assets	56,771	29,156	61,926	(F	)	147,853
Goodwill	1,607	—	—			1,607

Total assets	$6,881,313	$2,325,703	$2,349,616			$11,556,632

Liabilities and equity:
Liabilities:
Unsecured notes payable	$2,195,989	$760,119	$16,203	(G	)	$2,972,311
Secured notes payable	1,238,168	187,256	10,043	(G	)	1,435,467
Accounts payable	9,080	13,541	—			22,621
Fair market value of interest rate swaps	8,950	5,240	—			14,190
Accrued expenses and other liabilities	259,965	150,187	22,241	(H	)	432,393
Security deposits	12,221	6,656	—			18,877
Due to general partner	19	—	—			19

Total liabilities	3,724,392	1,122,999	48,487			4,895,878

Redeemable Units	9,358	7,477	(7,477)	(J	)	9,358

Capital:
Preferred units	—	43,392	—	(I	)	43,392
General Partner	2,985,412	13,147	3,371,081	(J	)	6,369,640
Limited Partners	164,250	1,141,609	(1,067,702)	(J	)	238,157
Accumulated other comprehensive losses	(2,099)	(5,227)	5,227	(J	)	(2,099)

Total capital	3,147,563	1,192,921	2,308,606			6,649,090
Noncontrolling interest-consolidated real estate entity	—	2,306	—			2,306

Total capital	3,147,563	1,195,227	2,308,606			6,651,396

Total liabilities and capital	$6,881,313	$2,325,703	$2,349,616			$11,556,632

MID-AMERICA APARTMENTS, L.P.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2016

(Unaudited)

(Dollars in thousands, except per share data)

	MAA LP Historical	Post LP Historical (A)	Pro Forma Adjustments			MAA LP Pro Forma
Operating revenues:
Rental revenues	$749,153	$281,298	$—			$1,030,451
Other property revenues	68,997	17,651	—			86,648

Total property revenues	818,150	298,949	—			1,117,099
Other operating revenues	—	828	—			828

Total operating revenues	818,150	299,777	—			1,117,927
Property operating expenses:
Personnel	78,290	24,139	—			102,429
Building repairs and maintenance	23,156	14,161	—			37,317
Real estate taxes and insurance	104,182	51,161	—			155,343
Utilities	69,070	15,368	—			84,438
Landscaping	15,016	3,375	—			18,391
Other operating	20,768	11,503	—			32,271
Depreciation and amortization	227,829	69,452	35,312	(K	)	332,593

Total property operating expenses	538,311	189,159	35,312			762,782
Acquisition expense	2,167	—	—			2,167
Property management expenses	25,221	10,071	—			35,292
General and administrative expenses	20,257	13,121	—	(L	)	33,378
Merger-related expenses	3,901	6,468	—			10,369

Income from continuing operations before non-operating items	228,293	80,958	(35,312)			273,939
Interest and other non-property income	159	184	—			343
Interest expense	(96,418)	(23,306)	5,538	(M	)	(114,186)
Gain on debt extinguishment/modification	3	—	—			3
Net casualty gain after insurance and other settlement proceeds	738	—	—			738
Gain on sale of depreciable real estate assets	48,572	—	—			48,572
Gain on sale of non-depreciable real estate assets	2,170	—	—			2,170

Income before income tax expense	183,517	57,836	(29,774)			211,579
Income tax expense	(1,200)	(150)	—			(1,350)

Income from continuing operations before joint venture activity	182,317	57,686	(29,774)			210,229
Gain from real estate joint ventures	27	2,153	—			2,180

Income from continuing operations	182,344	59,839	(29,774)			212,409

Dividends to preferred unitholders	—	2,766	—			2,766

Net income available for common unitholders	$182,344	$57,073	$(29,774)			209,643

Weighted average OP Units—basic	79,432	53,561		(N	)	117,460
Weighted average OP Units—diluted	79,678	53,578		(N	)	117,718

Earnings per OP Unit—basic:
Net income available for common unitholders	$2.29	$1.06		(N	)	$1.78
Earnings per OP Unit—diluted:
Net income available for common unitholders	$2.29	$1.06		(N	)	$1.78

MID-AMERICA APARTMENTS, L.P.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2015

(Unaudited)

(Dollars in thousands, except per share data)

	MAA LP Historical	Post LP Historical (A)	Pro Forma Adjustments			MAA LP Pro Forma
Operating revenues:
Rental revenues	$952,196	$360,615	$—			$1,312,811
Other property revenues	90,583	22,182	—			112,765

Total property revenues	1,042,779	382,797	—			1,425,576
Other operating revenues	—	1,209	—			1,209

Total operating revenues	1,042,779	384,006	—			1,426,785
Property operating expenses
Personnel	103,000	30,720	—			133,720
Building repairs and maintenance	30,524	16,567	—			47,091
Real estate taxes and insurance	129,618	66,758	—			196,376
Utilities	89,769	20,276	—			110,045
Landscaping	19,458	4,439	—			23,897
Other operating	28,276	14,369	—			42,645
Depreciation and amortization	294,520	87,458	81,907	(O	)	463,885

Total property operating expenses	695,165	240,587	81,907			1,017,659
Acquisition expense	2,777	—	—			2,777
Property management expenses	30,990	14,201	—			45,191
General and administrative expenses	25,716	18,558	—	(P	)	44,274

Income from continuing operations before non-operating items	288,131	110,660	(81,907)			316,884
Interest and other non-property income (expense)	(368)	410	—			42
Interest expense	(122,344)	(33,577)	7,498	(Q	)	(148,423)
Gain on debt extinguishment/modification	(3,602)	(197)	—			(3,799)
Net casualty gain after insurance and other settlement proceeds	473	—	—			473
Gain on sale of depreciable real estate assets	189,958	1,475	—			191,433
Gain on sale of non-depreciable real estate assets	172	—	—			172

Income before income tax expense	352,420	78,771	(74,409)			356,782
Income tax expense	(1,673)	(186)	—			(1,859)

Income from continuing operations before joint venture activity	350,747	78,585	(74,409)			354,923
Gain from real estate joint ventures	(2)	2,208	—			2,206

Income from continuing operations	350,745	80,793	(74,409)			357,129

Dividends to preferred unitholders	—	3,688	—			3,688

Net income available for common unitholders	$350,745	$77,105	$(74,409)			$353,441

Weighted average OP Units—basic	79,361	54,411		(R	)	117,993
Weighted average OP Units—diluted	79,361	54,427		(R	)	118,004

Earnings per OP Unit—basic:
Net income available for common unitholders	$4.41	$1.41		(R	)	$2.99

Earnings per OP Unit—diluted:
Net income available for common unitholders	$4.41	$1.41		(R	)	$2.99

MID-AMERICA APARTMENTS, L.P.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1:

Overview

For purposes of the unaudited pro forma consolidated financial statements, or the pro forma financial statements, we have assumed a total purchase price for the partnership merger of approximately $3.5 billion, which consists of shares of MAA common stock, 8.50 % Series I Cumulative Redeemable Preferred Stock of MAA, or new MAA preferred stock, issued in exchange for shares of Post Properties preferred stock, and Class A common units of Mid-America Apartments, L.P., or new MAA LP units, issued in exchange for units of Post Apartment Homes, L.P., or Post LP units. Under the terms of the merger agreement, the transaction was currently valued at $64.90 per Post Properties share/Post LP unit, based on the opening price of MAA’s common stock on December 1, 2016, the closing date of the partnership merger. Each issued and outstanding share of Post Properties common stock received 0.71 of a share of MAA common stock totaling a maximum aggregate number of MAA common shares of approximately 38 million shares. In addition to the common shares, the transaction resulted in the issuance of approximately 868 thousand shares of new MAA preferred stock from the conversion of each outstanding share of Post LP preferred stock into the right to receive one share of new MAA preferred stock. The transaction resulted in approximately 80 thousand additional new MAA LP units from the conversion of Post LP units into new MAA LP units using the 0.71 conversion rate noted above. We estimate that the MAA stock price represents the fair value of the new MAA LP units.

The pro forma financial statements have been prepared assuming the partnership merger is accounted for using the acquisition method of accounting under U.S. GAAP, which we refer to as acquisition accounting, with MAA LP as the acquiring entity. Accordingly, under acquisition accounting, the total estimated purchase price is allocated to the acquired net tangible and identifiable intangible assets and liabilities assumed of Post LP based on their respective fair values as further described below.

To the extent identified, certain reclassifications have been reflected in the pro forma adjustments to conform Post LP’s financial statement presentation to that of MAA LP, as described in Note 2. However, the unaudited pro forma financial statements may not reflect all adjustments necessary to conform the accounting policies of Post LP to those of MAA LP due to limitations on the availability of information as of the date of this filing.

The pro forma adjustments represent MAA management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the pro forma financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs that are not expected to have a continuing impact. Further, one-time transaction-related expenses incurred prior to, or concurrent with, closing the partnership merger are not included in the pro forma statements of operations.

The pro forma statements of operations for the year ended December 31, 2015, and for the nine months ended September 30, 2016, combine the historical consolidated statements of operations of MAA LP and Post LP, giving effect to the partnership merger as if it had been consummated on January 1, 2015, the beginning of the earliest period presented. The pro forma balance sheet combines the historical consolidated balance sheet of MAA LP and the historical consolidated balance sheet of Post LP as of September 30, 2016, giving effect to the partnership merger as if it had been consummated on September 30, 2016.

MID-AMERICA APARTMENTS, L.P.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The partnership merger was completed on December 1, 2016.

Purchase Price

The total purchase price of approximately $3.5 billion was determined based on the number of Post Properties’ shares of common stock, preferred stock and Post LP Units as of December 1, 2016. In all cases in which MAA’s closing stock price is a determining factor in arriving at final consideration for the partnership merger, the stock price used to determine the purchase price is the opening price of MAA’s common stock on December 1, 2016 ($91.41 per share), the closing date of the partnership merger. Because Post LP holds substantially all of the assets, liabilities, and activities of Post Properties the value of $3.5 billion assigned to Post Properties as discussed above, has also been assigned to Post LP for the merger of MAA LP and Post LP.

MID-AMERICA APARTMENTS, L.P.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The purchase price described above has been allocated to Post LP’s tangible and intangible assets acquired and liabilities assumed for purposes of these pro forma financial statements, based on their estimated relative fair values assuming the partnership merger was completed on the pro forma balance sheet date presented. The final allocation will be based upon valuations and other analyses for which there is currently insufficient information to make a definitive allocation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements. The final purchase price allocation will be determined after the completion of a thorough analysis to determine the fair value of Post LP’s tangible assets and liabilities, including fixed assets and identifiable intangible assets and liabilities. As a result, the final acquisition accounting adjustments, including those resulting from conforming Post LP’s accounting policies to those of MAA LP, could differ materially from the pro forma adjustments presented herein. The total purchase price was allocated based on Post LP’s historical unaudited consolidated Balance Sheet as of September 30, 2016, as adjusted for certain pro forma reclassifications to conform with the financial statement presentation of MAA LP, as follows (in thousands):

Asset/Liability	Book Value	Fair Value Adjustment	Total Value
Real estate assets, net	$2,285,662	$2,289,476	$4,575,138
Lease intangible assets	-	61,926	61,926
Cash and cash equivalents	5,060	-	5,060
Deferred costs and other assets	34,981	(1,786)	33,195
Notes payable	(947,375)	(26,246)	(973,621)
Fair market value of interest rate swaps	(5,240)	-	(5,240)
Accounts payable, accrued expenses, and other liabilities	(170,384)	13,890	(156,494)
Noncontrolling interest-consolidated real estate entity	(2,306)	-	(2,306)

Total Purchase Price			$3,537,658

Note 2:

(A)	The Post LP historical amounts include the reclassifications of certain balances in order to conform to MAA LP’s presentation as noted below:

Balance Sheet

•	The components of corporate properties, net of accumulated depreciation, were in separate components titled “Land,” “Building and improvements,” “Furniture, fixtures and equipment,” and “Accumulated depreciation.” These balances have been reclassified into “Corporate properties, net.”

•	The components of unsecured and secured notes payable were combined in “Indebtedness.” These balances have been reclassified into “Unsecured notes payable” and “Secured notes payable.”

•	The carrying values of hedging instruments and of accounts payable were classified as components of “Accounts payable, accrued expenses and other.” These balances have been reclassified into “Fair market value of interest rate swaps” and “Accounts payable,” respectively.

•	The components of security deposits and prepaid rents were combined in “Security deposits and prepaid rents.” These components have been reclassified into “Security deposits” and “Accrued expenses and other liabilities,” respectively.

Statement of Operations

•	The components of “Property operating expense and maintenance,” “Investment and development,” “Other investing costs,” and “Other expenses” were reclassified to the property operating expenses line items: “Personnel,” “Building repairs and maintenance,” “Real estate taxes and insurance,” “Utilities,” “Landscaping,” and “Other operating.”

MID-AMERICA APARTMENTS, L.P.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

•	The line item “Interest income” has been reclassified as a component of “Interest and other non-property income (expense).”

•	Franchise tax expense, income tax expense, and the expense from the amortization of line of credit deferred financing costs were included as components of the amount on the line titled “Other income (expense), net.” These expenses have been reclassified to “Property management expenses,” “Income tax expense,” and “Interest expense,” respectively.

Balance Sheet Adjustments

(B)	The real estate assets of Post LP have been adjusted to their estimated fair values as of September 30, 2016. A third party service provider was used to estimate the fair value generally by applying a capitalization rate to estimated net operating income, using recent third party appraisals, or other available market data. The purchase price allocation was performed using the opening stock price of MAA on December 1, 2016.

(C)	Post LP’s historical accumulated depreciation is eliminated since the assets were presented at estimated fair value.

(D)	Post LP’s investments in real estate joint ventures have been adjusted to their estimated fair value as of September 30, 2016, using valuation techniques similar to those used to estimate the fair value of wholly-owned assets as discussed in (B) above. A fair market value adjustment for debt held by the joint ventures is included. The fair value of debt was estimated based upon contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available for debt with similar terms and maturities.

(E)	Post LP’s historical line of credit deferred financing costs of $1.8 million, net, were eliminated.

(F)	Other assets adjustment includes $29.7 million for acquisition value of acquired in place leases related to multifamily properties, $22.0 million for acquisition value of in places leases, above market rent, leasing commissions, and leasing costs related to commercial properties, and $10.3 million for acquisition value of an above market ground lease. The estimated fair value of in place leases was calculated based upon the best estimate of the costs to obtain residents and tenants, including leasing commissions, in each applicable market.

(G)	The debt balances of Post LP have been adjusted to reflect the estimated fair value at September 30, 2016. The fair value was estimated based upon contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available for debt with similar terms and maturities. Fair value also includes transfer fees paid to assume the debt.

(H)	Adjustment represents estimated remaining transaction costs to be paid by MAA and Post LP prior to, or concurrent with, the closing of the partnership merger of approximately $36.1 million in “Accrued expenses and other liabilities,” consisting primarily of fees for investment bankers, legal, accounting, tax, and certain filings to be paid to third parties based on actual expenses incurred to date and each party’s best estimate of its remaining fees as provided to MAA and Post LP. The adjustment does not include costs related to equity or debt financing, if any, and severance plans. In addition to the estimated transaction cost adjustment, “Accrued expenses and other liabilities” is also adjusted for the elimination of $15.5 million from the fair value adjustment, as discussed in (D) above, to Post LP’s credit investment in a real estate joint venture. As a result, the estimated total fair value of the joint venture is presented as an asset in “Investments in real estate joint ventures.” The adjustment to “Accrued expenses and other liabilities” also includes $1.6 million for below market retail lease liabilities.

MID-AMERICA APARTMENTS, L.P.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(I)	Adjustment represents the elimination of all historical Post LP preferred units and replaces it with the new MAA preferred units.

(J)	Adjustment represents the elimination of all historical Post LP capital balances and the issuance of MAA LP units in the partnership merger using a value of $91.41, which is MAA’s opening stock price on a December 1, 2016, along with preferred units and stock options.

Statement of Operations Adjustment—Nine months ended September 30, 2016

(K)	Depreciation and amortization is adjusted to remove $69.5 million of historical depreciation and amortization expense and to recognize $101.1 million of depreciation due to the fair value adjustment of the real estate assets and $3.7 million of amortization from the intangible assets recognized at estimated fair value. This depreciation and amortization adjustment is computed on a straight-line basis over the estimated weighted average useful lives of the related assets, which range from 35 years for land improvements and buildings, 2 years for furniture, fixtures, and equipment, 4 years amortization for acquired retail leases, and 6 months amortization for acquired residential leases, all of which are subjective determinations.

(L)	We expect the partnership merger to create general and administrative cost efficiencies but there can be no assurance that such costs will be achieved. Since these cost efficiencies are not factually supportable, we have not included any estimate of projected cost savings.

(M)	Interest expense is reduced by $5.5 million as the result of the amortization of the fair market value of debt adjustment as discussed in (G) above.

(N)	The calculation of basic and diluted income from continuing operations per common unit was as follows:

	Nine Months Ended September 30, 2016 (Dollars in thousands, except per share data)
	MAA LP Historical	Post LP Historical	MAA LP Pro Forma
Adjusted income from continuing operations attributable to common units, basic	$181,859	$56,945	$209,030
Adjusted income from continuing operations attributable to common units, diluted	$182,344	$56,945	$209,515
Weighted average common units outstanding, basic	79,432	53,561	117,460
Weighted average common units, diluted	79,678	53,578	117,711
Net income from continuing operations per common unit, basic	$2.29	$1.06	$1.78
Net income from continuing operations per common unit, diluted	$2.29	$1.06	$1.78

Note: The pro forma weighted average common shares assumes that the weighted average Post LP units were converted to MAA LP units using an exchange ratio of 0.71 of a MAA LP unit for every Post LP unit.

MID-AMERICA APARTMENTS L.P.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Statement of Operations Adjustment—Year ended December 31, 2015

(O)	Depreciation and amortization is adjusted to remove $87.5 million of historical depreciation and amortization expense and to recognize $134.8 million of depreciation due to the fair value adjustment of the real estate assets and $34.6 million of amortization from the intangible assets recognized at estimated fair value. This depreciation and amortization adjustment is computed on a straight-line basis over the estimated weighted average useful lives of the related assets, which range from 35 years for land improvements and buildings, 2 years for furniture, fixtures, and equipment, 4 years amortization for acquired retail leases, and 6 months amortization for acquired residential leases, all of which are subjective determinations.

(P)	We expect the partnership merger to create general and administrative cost efficiencies but there can be no assurance that such costs will be achieved. Since these cost efficiencies are not factually supportable, we have not included any estimate of projected cost savings.

(Q)	Interest expense is reduced by $7.5 million as the result of the amortization of the fair market value of debt adjustment as discussed in (G) above.

(R)	The calculation of basic and diluted income from continuing operations per common unit was as follows:

	Year Ended December 31, 2015 (Dollars in thousands, except per unit data)

	MAA LP Historical	Post LP Historical	MAA LP Pro Forma
Adjusted income from continuing operations attributable to common units, basic	$349,973	$76,923	$352,487
Adjusted income from continuing operations attributable to common units, diluted	$349,973	$76,923	$352,487
Weighted average common units outstanding, basic	79,361	54,411	117,993
Weighted average common units, diluted	79,361	54,427	118,004
Net income from continuing operations per common unit, basic	$4.41	$1.41	$2.99
Net income from continuing operations per common unit, diluted	$4.41	$1.41	$2.99

Note: The pro forma weighted average common shares assumes that the weighted average Post LP units were converted to MAA LP units using an exchange ratio of 0.71 of a MAA LP unit for every Post LP unit.